Exhibit 10.4

Restricted Stock Award Agreement
Under the Bloomin’ Brands, Inc. 2012 Incentive Award Plan

Bloomin’ Brands, Inc. (the “Company”) hereby issues to the Participant an award (the “Award”) of restricted Shares (the “Restricted Stock”). The Restricted Stock shall be subject to the restrictions and other terms and conditions set forth in the Bloomin’ Brands, Inc. 2012 Incentive Award Plan (the “Plan”) and those set forth in this Agreement, including the Terms and Conditions of Restricted Stock Award attached hereto as Exhibit A (collectively, the “Agreement”). Any capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Plan.

Award of Restricted Stock:

Participant Name:

Address:

Number of Shares of Restricted Stock:

Grant Date:

Vesting: Subject to the forfeiture and acceleration provisions in this Agreement and the Plan, the Restricted Stock will vest according to the following schedule:

<<INSERT VESTING SCHEDULE>>

The Participant, by signing below, acknowledges and agrees that the Restricted Stock is granted under and governed by the terms, and subject to the conditions, of this Agreement, including the Terms and Conditions of Restricted Stock Award attached hereto as Exhibit A, and the Plan.

Participant	Bloomin’ Brands, Inc.

By:
Name	Title:
Date:

Date

601270751.2

Exhibit A

Terms and Conditions of Restricted Stock Award

1.Condition to the Participant’s Rights Under this Agreement. This Agreement shall not become effective, and the Participant shall have no rights with respect to the Award or the Restricted Stock, unless and until the Participant has fully executed this Agreement.

2.Vesting.     Subject in each case to the Participant’s Continuous Service Status on each applicable vesting date, the shares of Restricted Stock awarded under this Agreement shall vest in accordance with the schedules set forth herein unless, prior to any vesting date set forth, the applicable shares of Restricted Stock are forfeited or have become subject to accelerated vesting under the terms and conditions of the Plan.

3.Termination of Continuous Service Status. If the Participant’s Continuous Service Status terminates due to death or Disability, then all shares of Restricted Stock that are not vested shall become immediately vested in full upon such termination. If the Participant’s Continuous Service Status terminates for any other reason, then all shares of Restricted Stock that are not vested at the time such termination shall be automatically and immediately forfeited for no consideration.

4.Change of Control. If a Change of Control occurs, and the Restricted Stock remains outstanding following such Change of Control or is exchanged or converted into securities of any surviving, acquiring or successor entity in accordance with Section 12(b)(ii) of the Plan or otherwise, then the vesting and transfer restrictions and other terms and conditions hereof shall continue to apply to the Restricted Stock or any securities issued to the Participant upon exchange or conversion of the Restricted Stock, as applicable.

If a Change of Control occurs, pursuant to which the Restricted Stock will be cancelled in exchange for cash consideration to Participant in accordance with Section 12(b)(i) of the Plan, then:
(i)     with respect to a Participant who is an Employee at the level of Vice President or above at the time of such Change of Control, all shares of Restricted Stock that remain unvested and have not been previously forfeited shall be converted upon such Change of Control into an award representing the right to receive such cash consideration, provided, however, that such award will be subject to the vesting and transfer restrictions and other terms and conditions hereof and will be payable to the Participant only to the extent it has vested; and

(ii)     with respect to any other Participant, then all shares of Restricted Stock that remain unvested and have not been previously forfeited shall become immediately vested in full effective immediately prior to such Change of Control.
5.Shares of Restricted Stock Non-Transferable. The Participant shall not directly or indirectly sell, transfer, pledge, assign or otherwise encumber unvested shares of Restricted Stock or any interest in them, or make any commitment or agreement to do any of the foregoing, other than by will or by the laws of descent and distribution.

601270751.2

6.Rights of a Shareholder; Dividends. The Participant shall be entitled to all rights of a shareholder of the Company with respect to the shares of Restricted Stock held by such Participant, including, without limitation, the right to vote such shares and receive all dividends and other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or distributions paid in Shares shall be subject to the same vesting and transfer restrictions and other terms and conditions as the shares of Restricted Stock with respect to which they were paid.

7.Miscellaneous Provisions.

(a)Incentive Plan. The shares of Restricted Stock are granted under and subject to the terms and conditions of the Plan, which is incorporated herein and made part hereof by this reference. In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan, as interpreted by the Board or the Committee, shall govern. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.

(b)Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(c)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

601270751.2